UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 3, 2013

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2013, the Board of Directors of The Southern Company (“Southern Company”) appointed Ann P. Daiss, currently Vice President, Comptroller and Chief Accounting Officer of Georgia Power Company (“Georgia Power”), to serve as Comptroller (principal accounting officer) of Southern Company, effective March 31, 2013. In addition, Ms. Daiss also will serve as Senior Vice President and Comptroller of Southern Company Services, Inc., a wholly-owned subsidiary of Southern Company, effective March 31, 2013.
Ms. Daiss will succeed W. Ron Hinson, who was elected Executive Vice President, Chief Financial Officer, Treasurer and Comptroller of Georgia Power, effective March 31, 2013.
Ms. Daiss, 45, has served as Vice President, Comptroller and Chief Accounting Officer of Georgia Power since March 2006. Effective March 31, 2013, her base salary will be $273,370 per year. The annual performance-based compensation target for Ms. Daiss will be at 50% of base salary. The annual long-term performance-based compensation target for Ms. Daiss will be 70% of base salary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary